Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 01/18/2002

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Servicing Certificate

Beginning Principal Balance Group A-I                                         183,736,513.42
Beginning Principal Balance Group A-II                                         32,988,822.32
                                                                  ---------------------------
                                          Total Beginning Balance             216,725,335.74

Ending Principal Balance Group A-I                                            178,100,259.70
Ending Principal Balance Group A-II                                            31,699,604.96
                                                                  ---------------------------
                                             Total Ending Balance             209,799,864.66

Principal Collections Group A-I                                                 4,826,069.93
Principal Collections Group A-II                                                1,224,507.90
                                                                  ---------------------------
                                                                                6,050,577.83

Interest Collections Group A-I                                                  2,105,335.10
Interest Collections Group A-II                                                   374,226.47
                                                                  ---------------------------
                                                                                2,479,561.57

Active Loan Count Group A-I                                                            4,454
Active Loan Count Group A-II                                                             418

Repurchased Loan Count Group A-I                                                           4
Repurchased Loan Count Group A-II                                                          3

Repurchased Loan Amount Group A-I                                                 202,558.31
Repurchased Loan Amount Group A-II                                                288,562.74

Substitution Adjustment Amount Group A-I                                                0.00
Substitution Adjustment Amount Group A-II                                               0.00

Principal Balance of Current Month Prefunding Group A-I                                 0.00
Principal Balance of Current Month Prefunding Group A-II                                0.00

Policy Draw Amount                                                                      0.00

Total Limited Reimbursement Amount                                                 48,413.61

Current month distribution to Credit Enhancer                                      60,805.31

Net Loan Rate                                                                         14.38%

Note Rate - Class A-I-1 Notes                                                        2.0500%
Note Rate - Class A-I-2 Notes                                                        7.9500%
Note Rate - Class A-II-1 Notes                                                       2.0600%
Note Rate - Class A-II-2 Notes                                                       7.9900%

                     Beginning Note Balance    Ending Note Balance    Percentage Interest  Principal Distribution       Interest
                     ----------------------    -------------------    -------------------  -----------------------      --------
 Class A-I-1 Notes               3,097,934.32                      -        0.000%                     3,097,934.32         5,468.71
 Class A-I-2 Notes             172,718,000.00         170,179,680.60        81.631%                    2,538,319.40     1,144,256.75
Class A-II-1 Notes                       0.00                      -        0.000%                                -                -
Class A-II-2 Notes             32,659,401.42          31,370,184.06         15.047%                   1,289,217.36       217,457.18
                               --------------         --------------                                  -------------      ----------
       Total Notes             208,475,335.74         201,549,864.66                                   6,925,471.08     1,367,182.64

Certificates                                                                      169,994.73

Prefunding Account                                                       Total Amount
                                                                  ---------------------------
Beginning Balance                                                                       0.00
Interest Earned on Prefunding Account                                                   0.00
Prior month Interest earned transferred to overcollateralization                        0.00
Collection Period Subsequent Transfer                                                   0.00
Prefunding Account balance distributed to Noteholders                                   0.00
                                                                  ---------------------------
                          Total Ending Prefunding Account Balance                       0.00


Capitalized Interest Account Balance
Beginning Balance                                                                       0.00
Withdraw relating to prior month Collection Period                                      0.00
Interest Earned                                                                         0.00
Interest Earned sent to Note Payment account                                            0.00
Total Ending Capitalized Interest Account Balance to Seller                             0.00
                                                                  ---------------------------
                Total Ending Capitalized Interest Account Balance                       0.00
                                                                  ===========================


Beginning Overcollateralization Amount                                          8,250,000.00
Overcollateralization Amount Increase (Decrease)                                        0.00
                                                                  ---------------------------
Ending Overcollateralization Amount                                             8,250,000.00
Outstanding Overcollaterization Amount                                                 (0.00)
                                                                  ---------------------------
Required Overcollateralization Amount                                           8,250,000.00


                                                                                                     Number     Percent
All Classes                                                                          Balance        of Loans   of Balance
-----------                                                                          -------        --------   ----------
Delinquent Loans (30 Days)                                                      2,835,757.80           66        1.35%
Delinquent Loans (60 Days)                                                      1,329,867.08           30        0.63%
Delinquent Loans (90+ Days) (*)                                                 2,158,434.40           51        1.03%
Foreclosed Loans                                                                  262,452.91           5         0.13%
REO                                                                                     0.00           0         0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                                     Number     Percent
Class A-I                                                                            Balance        of Loans   of Balance
---------                                                                            -------        --------   ----------
Delinquent Loans (30 Days)                                                      2,348,994.89           60        1.32%
Delinquent Loans (60 Days)                                                      1,241,570.03           28        0.70%
Delinquent Loans (90+ Days)                                                     1,940,544.15           48        1.09%
Foreclosed Loans                                                                  118,977.74           3         0.07%
REO                                                                                     0.00           0         0.00%

                                                                                                     Number     Percent
Class A-II                                                                           Balance        of Loans   of Balance
----------                                                                           -------        --------   ----------
Delinquent Loans (30 Days)                                                        486,762.91           6         1.54%
Delinquent Loans (60 Days)                                                         88,297.05           2         0.28%
Delinquent Loans (90+ Days)                                                       217,890.25           3         0.69%
Foreclosed Loans                                                                  143,475.17           2         0.45%
REO                                                                                     0.00           0         0.00%

                                                                                                                Percent
                                                                   Liquidation To-Date                         of Balance
                                                                  ---------------------------
Beginning Loss Amount                                                           5,330,705.17
Current Month Loss Amount                                                         874,893.25                     0.49%
Current Month Principal Recovery                                                   31,633.58
Net Ending Loss Amount                                                          6,173,964.84
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